POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby authorizes David A. Buchen and Brett W.
Hagadorn of Watson Pharmaceuticals, Inc. (the
"Company"), to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the Company or its subsidiaries, Forms 3,4 and 5, and any amendments thereto, relating to Company's securities and cause such form(s) to be filed with the United States Securities and Exchange
Commission pursuant to Section 16(a) of the Securities
Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5, (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

In Witness Whereof, the undersigned has caused this
Power of Attorney to be executed as of this 21st day of
September, 2009.
/s/G.Frederick Wilkinson